Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS FOURTH QUARTER AND FULL-YEAR 2019 RESULTS

•	Q4 GAAP Operating Income of $20 Million and Adjusted Operating Income of $31 Million; Both Consistent with Market Update Provided in January

•	Full Year GAAP Operating Income was $104 Million; Adjusted Operating Income Totaled $187 Million (Including Industrial in First Half), Translating to an Adjusted Operating Margin of 11 Percent

•
Significant Progress in 2019 on Strategic Business Transformation to Single-Thesis Environmental Solutions Company, Highlighted by Acquisition of Clean Earth, Re-Branding of Harsco Environmental and Sale of Industrial Businesses

•	2020 Adjusted EBITDA Expected to be Between $280 Million and $310 Million; Compares with $283 Million in 2019 on a Comparable Business (Proforma) Basis

CAMP HILL, PA (February 21, 2020) - Harsco Corporation (NYSE: HSC) today reported fourth quarter 2019 results. On a U.S. GAAP ("GAAP") basis, fourth quarter of 2019 diluted earnings per share from continuing operations were $0.03, which included acquisition integration and strategic costs and other unusual items. Adjusted diluted earnings per share from continuing operations in the fourth quarter of 2019 were $0.12.

These figures compare with fourth quarter of 2018 GAAP diluted earnings per share from continuing operations of $0.41 and adjusted diluted earnings per share from continuing operations of $0.21.

“While our results for the fourth quarter were disappointing, 2019 marked a year of significant progress on our key strategic initiatives and our goal to transform Harsco into a single-thesis environmental solutions company,” said Chairman and CEO Nick Grasberger. “We increased investment in Environmental to support growth in our services and product portfolio, while realizing solid margins despite external market pressures. We positioned Rail to grow through product innovation and market penetration, leading to record backlog at year-end. We made significant strides on our transformation with the acquisition of Clean Earth, which has been a steady and strong performer. Also, we sold our Industrial businesses, providing additional financial flexibility and a focus on expanding our presence in higher growth, less cyclical areas. We enter 2020 as a markedly different company than we were last year, well-positioned to drive growth and value creation."

Mr. Grasberger continued, “The actions we are taking to improve performance in Rail are taking hold, Clean Earth’s momentum is set to continue and we are cautiously optimistic on key end-markets. As a result, we expect that each of our business segments will deliver improved results in 2020. We are also focused on closing and integrating the ESOL acquisition. ESOL is a business we know well and presents a unique opportunity to accelerate our transformation to a leading, global environmental solutions company. While we made significant strides in 2019, we know we have more work to do. Our priorities for 2020 include improving Rail operations, delivering on our financial targets, strengthening our balance sheet and leveraging our strategic transformation to drive shareholder value.”

Harsco Corporation—Selected Fourth Quarter Results

($ in millions, except per share amounts)	Q4 2019	Q4 2018
Revenues	$400	$332
Operating income from continuing operations - GAAP	$20	$28
Operating margin from continuing operations - GAAP	5.0%	8.5%
Diluted EPS from continuing operations - GAAP	$0.03	$0.41
Note: Income statement details above and commentary below reflect that Industrial is reclassified as Discontinued Operations. Also, adjusted operating income details presented throughout this release are adjusted for unusual items and acquisition-related amortization expense.

Consolidated Fourth Quarter Operating Results

Consolidated total revenues from continuing operations were $400 million, an increase of 21 percent compared with the prior-year quarter given the acquisition of Clean Earth in the current year. Foreign currency translation negatively impacted fourth quarter 2019 revenues by approximately $3 million compared with the prior-year period.

GAAP operating income from continuing operations was $20 million and adjusted operating income was $31 million for the fourth quarter of 2019; both figures are consistent with the update provided by the Company in January. Also, these figures compare with GAAP operating income from continuing operations of $28 million and adjusted operating income of $27 million in the same quarter of last year.

Adjusted operating income in Rail declined year-on-year principally due to the previously disclosed operational challenges following the consolidation of Rail's North American manufacturing into a single facility in South Carolina. Environmental's adjusted earnings also decreased modestly relative to the prior-year quarter. The remainder of the change in adjusted operating income compared with the fourth quarter of 2018 is attributable to lower Corporate spending and the inclusion of Clean Earth.

The Company's GAAP and adjusted operating margins in the fourth quarter of 2019 were 5.0 percent and 7.7 percent, respectively.

Harsco Corporation—Selected 2019 Results

($ in millions, except per share amounts)	2019	2018
Revenues	$1,504	$1,348
Operating income from continuing operations - GAAP	$104	$131
Operating margin from continuing operations - GAAP	6.9%	9.7%
Diluted EPS from continuing operations - GAAP	$0.35	$1.20
Note: Income statement details above and commentary below reflect that Industrial is reclassified as Discontinued Operations. Also, adjusted operating income details presented throughout this release are adjusted for unusual items and acquisition-related amortization expense.

Consolidated 2019 Operating Results

Consolidated total revenues were $1.5 billion in 2019, compared to $1.3 billion in 2018, with the increase attributable to revenue growth in Rail during the year and the acquisition of Clean Earth. Rail revenues benefited from higher equipment demand from domestic and international customers. Revenues in Environmental decreased modestly compared with 2018, but were unchanged on a constant currency basis. Foreign currency translation negatively impacted 2019 revenues by approximately $41 million compared with 2018.

GAAP operating income from continuing operations was $104 million in 2019, while GAAP operating income from continuing operations in 2018 was $131 million. These figures are $148 million and $132 million, respectively, when excluding unusual items as well as acquisition related amortization in both periods. The improvement in adjusted results is due to the inclusion of Clean Earth.

On a GAAP basis, diluted earnings per share from continuing operations in 2019 was $0.35, including acquisition integration and strategic costs, debt financing expenses and an Environmental bad debt provision, among other unusual items. This figure compares with diluted earnings per share in 2018 of $1.20, including unusual items such as a non-cash adjustment to the Company's deferred tax assets due to the impact of U.S. tax reform and expenses incurred to amend and re-price the Company's credit facilities.

Adjusted diluted earnings per share from continuing operations was $0.90 in 2019 compared with $0.94 in 2018.

Fourth Quarter Business Review

Environmental

($ in millions)	Q4 2019	Q4 2018	%Change
Revenues	$243	$262	(7)%
Operating income - GAAP	$27	$28	(4)%
Operating margin - GAAP	11.3%	10.8%

Environmental revenues totaled $243 million in the fourth quarter of 2019, compared with $262 million in the prior-year quarter. This change is attributable to lower services demand from steel customers, decreased sales of certain applied products and foreign currency translation impacts. The segment's operating income and adjusted operating income totaled $27 million and $25 million, respectively, in the fourth quarter of 2019. These figures compare with GAAP operating income of $28 million and adjusted operating income of $27 million in the prior-year period. The change in adjusted operating earnings is attributable to the above factors, partially offset by lower administrative expenses. Environmental's operating margin was 11.3 percent and adjusted operating margin was 10.4 percent in the fourth quarter of 2019.

Clean Earth

($ in millions)	Q4 2019	Q4 2018	%Change
Revenues	$82	$67	22%
Operating income - GAAP	$9	$1	nmf
Operating margin - GAAP	10.6%	2.1%
Note: The 2018 financial information provided above and discussed below for Clean Earth is not incorporated within Harsco's consolidated results and is provided only for comparison purposes.

Clean Earth revenues totaled $82 million, representing an increase of 22 percent compared with the prior-year quarter. The increase can be attributed to strong volume growth, particularly for contaminated and dredged material processing, as well as previously-completed acquisitions. Segment operating income and adjusted operating income in the fourth quarter of 2019 totaled $9 million, and $14 million, respectively. These figures compare favorably with $1 million and $5 million, respectively, in the prior-year period. Higher adjusted earnings were due to the above factors as well as a more favorable mix of revenues and back-end solutions. Clean Earth's operating margin was 10.6 percent and adjusted operating margin was 17.4 percent in the fourth quarter of 2019.

Rail

($ in millions)	Q4 2019	Q4 2018	%Change
Revenues	$75	$69	8%
Operating income - GAAP	$(3)	$8	(142)%
Operating margin - GAAP	(4.3)%	11.2%

Rail revenues totaled $75 million, an increase of 8 percent compared with the fourth quarter of 2018. The segment incurred an operating loss in the fourth quarter of 2019 of $3 million, which compares with operating income of $8 million in the prior-year quarter. These changes are attributable to lower after-market parts and Protran Technology sales and higher manufacturing costs due to operating challenges at Rail's manufacturing facility in South Carolina, as well as lower contract services contributions. These impacts were partially offset by contributions from higher machine sales and lower administrative costs.

Cash Flow

Net cash used by operating activities totaled $50 million in the fourth quarter of 2019, including taxes paid on the gain from the sale of discontinued operations, compared with net cash provided by operating activities of $97 million in the prior-year period. Free cash flow was $28 million (before transaction expenses) in the fourth quarter of 2019, compared with $60 million in the prior-year period. The change in free cash flow compared with the prior-year quarter is attributable to changes in net cash from operating activities, including working capital at Rail due to its operational challenges.

For the full-year, net cash provided by operating activities was nominal and free cash flow was $(32) million in 2019. These figures compare to $192 million and $73 million, respectively, in 2018. The full-year change in free cash flow reflects incremental growth capital spending in Environmental, as well as lower net cash from operating activities.

2020 Outlook

The Company's 2020 guidance anticipates that each of its three business segments will realize earnings improvement during the year. This outlook is supported by strong backlog positions that provide forward visibility in Rail and Clean Earth, anticipated benefits from the Company's key business initiatives, a healthy pipeline of growth opportunities in all segments and stable-to-improving fundamentals in relevant end markets.

Environmental adjusted EBITDA is expected to increase modestly. Higher services demand, benefits of services and product growth initiatives and cost improvement savings are anticipated to be only partially offset by the impacts of exited sites and higher SG&A spending.

Clean Earth adjusted EBITDA is projected to increase due to underlying organic growth and benefits of permit modifications to process additional medical and household waste as well as synergies; partially offset by a less favorable mix of business. Also, Clean Earth's adjusted EBITDA will be impacted by a $5 million allocation of Corporate costs (allocation was zero in H2 2019) and this outlook does not consider the acquisition of Stericycle's ESOL business.

Rail adjusted EBITDA is anticipated to be significantly higher compared with 2019, as a result of increased global demand for equipment and Protran Technology products, higher contracting contributions and manufacturing improvements. These benefits are expected to be only partially offset by a less favorable mix of after-market parts sales and higher R&D and SG&A spending.

Lastly, Corporate spending is expected to range from $26 million to $29 million for the year.

Key summary highlights in the Outlook are included below.

2020 Full Year Outlook
GAAP Operating Income	$124 - $154 million
Adjusted EBITDA	$280 - 310 million
GAAP Diluted Earnings Per Share	$0.63 - 0.91
Adjusted Diluted Earnings Per Share	$0.84 - 1.12
Free Cash Flow Before Growth Capital	$80 - 110m
Free Cash Flow	$10 - 40m
Net Interest Expense	$49 - 51m
Non-Operating Defined Benefit Pension Income	$7m
Effective Tax Rate, Excluding Any Unusual Items	28 - 30%

Q1 2020 Outlook
GAAP Operating Income	$6 - 11m
Adjusted EBITDA	$43 - 48m
GAAP Diluted Earnings Per Share	$(0.05) - (0.01)
Adjusted Diluted Earnings Per Share	$0.01 - 0.04

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 4896039. Listeners are advised to dial in at least five minutes prior to the call.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs;(3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) potential severe volatility in the capital markets and the impact on the cost to the Company to obtain debt financing; (14) failure to retain key management and employees; (15) the amount and timing of repurchases of the Company's common stock, if any; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets; (20) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement entered into for the ESOL acquisition; and (21) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, together with those described in Item 1A, "Risk Factors," of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2019. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the 11,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31			December 31
(In thousands, except per share amounts)	2019		2018	2019		2018
Revenues from continuing operations:
Service revenues	$297,283		$241,350	$1,081,473		$955,464
Product revenues	102,504		90,412	422,269		392,208
Total revenues	399,787		331,762	1,503,742		1,347,672
Costs and expenses from continuing operations:
Cost of services sold	230,926		191,743	839,156		745,748
Cost of products sold	84,500		60,851	305,134		266,792
Selling, general and administrative expenses	65,866		53,456	252,970		202,713
Research and development expenses	1,614		754	4,824		3,925
Other income, net	(3,030)		(3,186)	(2,621)		(2,201)
Total costs and expenses	379,876		303,618	1,399,463		1,216,977
Operating income from continuing operations	19,911		28,144	104,279		130,695
Interest income	406		510	1,975		2,155
Interest expense	(12,157)		(4,640)	(36,586)		(21,531)
Unused debt commitment and amendment fees	(111)		32	(7,704)		(1,127)
Defined benefit pension income (expense)	(1,327)		780	(5,493)		3,457
Income from continuing operations before income taxes and equity income	6,722		24,826	56,471		113,649
Income tax benefit (expense) from continuing operations	(2,400)		11,251	(20,214)		(5,499)
Equity income of unconsolidated entities, net	122		384	273		384
Income from continuing operations	4,444		36,461	36,530		108,534
Discontinued operations:
Gain on sale of discontinued businesses	41,155		—	569,135		—
Income from discontinued businesses	3,573		11,843	27,531		43,942
Income tax expense related to discontinued businesses	(8,277)		(230)	(120,978)		(7,463)
Income from discontinued operations, net of tax	36,451		11,613	475,688		36,479
Net income	40,895		48,074	512,218		145,013
Less: Net income attributable to noncontrolling interests	(1,666)		(2,161)	(8,299)		(7,956)
Net income attributable to Harsco Corporation	$39,229		$45,913	$503,919		$137,057
Amounts attributable to Harsco Corporation common stockholders:
Income from continuing operations, net of tax	$2,778		$34,300	$28,231		$100,578
Income from discontinued operations, net of tax	36,451		11,613	475,688		36,479
Net income attributable to Harsco Corporation common stockholders	$39,229		$45,913	$503,919		$137,057
Weighted-average shares of common stock outstanding	78,642		80,403	79,632		80,716
Basic earnings per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.04		$0.43	$0.35		$1.25
Discontinued operations	0.46		0.14	5.97		0.45
Basic earnings per share attributable to Harsco Corporation common stockholders	$0.50		$0.57	$6.33	(a)	$1.70
Diluted weighted-average shares of common stock outstanding	80,267		83,311	81,375		83,595
Diluted earnings per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.03		$0.41	$0.35		$1.20
Discontinued operations	0.45		0.14	5.85		0.44
Diluted earnings per share attributable to Harsco Corporation common stockholders	$0.49	(a)	$0.55	$6.19	(a)	$1.64
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	December 31 2019	December 31 2018
ASSETS
Current assets:
Cash and cash equivalents	$57,259	$64,260
Restricted cash	2,473	2,886
Trade accounts receivable, net	309,990	246,427
Insurance claim receivable	—	30,000
Other receivables	21,265	23,770
Inventories	156,991	116,185
Current portion of contract assets	31,166	12,130
Current portion of assets held-for-sale	22,093	75,232
Other current assets	51,575	34,144
Total current assets	652,812	605,034
Property, plant and equipment, net	561,786	432,793
Right-of-use assets, net	52,065	—
Goodwill	738,369	404,713
Intangible assets, net	299,082	69,207
Deferred income tax assets	14,288	48,551
Assets held-for-sale	32,029	55,331
Other assets	17,036	17,238
Total assets	$2,367,467	$1,632,867
LIABILITIES
Current liabilities:
Short-term borrowings	$3,647	$10,078
Current maturities of long-term debt	2,666	6,489
Accounts payable	176,755	124,984
Accrued compensation	37,992	50,201
Income taxes payable	18,692	2,634
Insurance liabilities	10,140	40,774
Current portion of advances on contracts	53,906	29,407
Current portion of operating lease liabilities	12,544	—
Current portion of liabilities of assets held-for-sale	11,344	39,410
Other current liabilities	137,208	113,019
Total current liabilities	464,894	416,996
Long-term debt	775,498	585,662
Insurance liabilities	18,515	19,575
Retirement plan liabilities	189,954	213,578
Advances on contracts	6,408	37,675
Operating lease liabilities	36,974	—
Liabilities of assets held-for-sale	12,152	555
Other liabilities	73,413	45,450
Total liabilities	1,577,808	1,319,491
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	143,400	141,842
Additional paid-in capital	200,595	190,597
Accumulated other comprehensive loss	(587,622)	(567,107)
Retained earnings	1,824,100	1,298,752
Treasury stock	(838,893)	(795,821)
Total Harsco Corporation stockholders’ equity	741,580	268,263
Noncontrolling interests	48,079	45,113
Total equity	789,659	313,376
Total liabilities and equity	$2,367,467	$1,632,867

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$40,895	$48,074	$512,218	$145,013
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	30,122	29,811	119,803	122,135
Amortization	6,651	3,030	18,592	10,650
Loss on early extinguishment of debt	—	—	5,314	—
Deferred income tax expense (benefit)	(4,685)	(8,518)	6,815	(6,522)
Equity in income of unconsolidated entities, net	(122)	(384)	(273)	(384)
Dividends from unconsolidated entities	—	—	125	88
Gain on sale from discontinued business	(41,155)	—	(569,135)	—
Other, net	(423)	181	1,764	2,666
Changes in assets and liabilities:
Accounts receivable	8,931	12,141	(3,464)	(16,881)
Insurance receivable	195,000	—	195,000	—
Inventories	993	4,146	(42,484)	(14,706)
Contract assets	(16,526)	7,115	(21,795)	(3,312)
Right-of-use assets	3,960	—	15,164	—
Accounts payable	7,792	800	13,407	18,347
Accrued interest payable	7,325	(139)	14,723	(154)
Accrued compensation	(2,957)	9,311	(15,759)	(1,127)
Advances on contracts and other customer advances	12,895	15,396	(4,172)	3,057
Operating lease liabilities	(3,821)	—	(14,740)	—
Insurance liability	(195,000)	—	(195,000)	—
Income taxes payable - gain on sale of discontinued businesses	(90,567)	—	12,373	—
Retirement plan liabilities, net	(5,222)	(4,578)	(24,022)	(33,321)
Other assets and liabilities	(4,278)	(19,378)	(24,617)	(33,527)
Net cash provided (used) by operating activities	(50,192)	97,008	(163)	192,022
Cash flows from investing activities:
Purchases of property, plant and equipment	(37,902)	(40,866)	(184,973)	(132,168)
Proceeds from sale of businesses, net of cash acquired	58,729	—	658,414	—
Purchase of businesses, net of cash acquired	—	—	(623,495)	(56,389)
Proceeds from sales of assets	9,462	2,791	17,022	11,887
Expenditures for intangible assets	(65)	—	(1,311)	—
Purchase of equity method investment	(2,364)	—	(2,364)	—
Payments for interest rate swap terminations	—	—	(2,758)	—
Net proceeds from settlement of foreign currency forward exchange contracts	5,820	12,283	7,273	15,527
Net cash provided (used) by investing activities	33,680	(25,792)	(132,192)	(161,143)
Cash flows from financing activities:
Short-term borrowings, net	(3,981)	2,475	(5,398)	1,932
Current maturities and long-term debt:
Additions	66,327	700	848,314	128,858
Reductions	(57,004)	(41,884)	(661,620)	(116,988)
Dividends paid to noncontrolling interests	(1,609)	(34)	(4,712)	(5,480)
Sale of noncontrolling interests	—	—	4,026	477
Stock-based compensation - Employee taxes paid	(32)	(45)	(11,234)	(3,730)
Common stock acquired for treasury	(6,086)	(30,011)	(31,838)	(30,011)
Deferred financing costs	(199)	(59)	(11,272)	(596)
Other financing activities, net	(532)	—	(532)	—
Net cash provided (used) by financing activities	(3,116)	(68,858)	125,734	(25,538)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	1,441	237	(793)	(4,404)
Net increase (decrease) in cash and cash equivalents, including restricted cash	(18,187)	2,595	(7,414)	937
Cash and cash equivalents, including restricted cash, at beginning of period	77,919	64,551	67,146	66,209
Cash and cash equivalents, including restricted cash, at end of period	$59,732	$67,146	$59,732	$67,146

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	December 31, 2019 (b)		December 31, 2018 (b)
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$243,314	$27,430	$262,380	$28,461
Harsco Clean Earth (a)	81,883	8,701	—	—
Harsco Rail	74,590	(3,239)	69,382	7,771
Corporate	—	(12,981)	—	(8,088)
Consolidated Totals	$399,787	$19,911	$331,762	$28,144

	Twelve Months Ended		Twelve Months Ended
	December 31, 2019 (b)		December 31, 2018 (b)
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$1,034,847	$112,298	$1,068,304	$121,195
Harsco Clean Earth (a)	169,522	20,009	—	—
Harsco Rail	299,373	23,708	279,294	37,341
Corporate	—	(51,736)	74	(27,841)
Consolidated Totals	$1,503,742	$104,279	$1,347,672	$130,695

(a)	The Company's acquisition of Clean Earth closed on June 28, 2019.

(b)	The operating results of the former Harsco Industrial Segment have been reflected as discontinued operations in the Company's Consolidated Statement of Operations for all periods presented.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2019	2018		2019	2018
Diluted earnings per share from continuing operations as reported	$0.03	$0.41		$0.35	$1.20
Corporate strategic costs (a)	0.09	—		0.31	—
Harsco Environmental Segment change in fair value to contingent consideration liability (b)	(0.05)	(0.04)		(0.10)	(0.04)
Harsco Clean Earth Segment change in fair value to contingent consideration liability (c)	0.01	—		0.01	—
Harsco Clean Earth Segment severance costs (d)	0.01	—		0.02	—
Corporate unused debt commitment and amendment fees (e)	—	—		0.09	0.01
Harsco Environmental Segment provision for doubtful accounts (f)	—	—		0.08	—
Harsco Rail Segment improvement initiative costs (g)	—	0.01		0.06	0.01
Harsco Environmental Segment site exit related (h)	—	—		(0.03)	—
Harsco Environmental Segment adjustment to slag disposal accrual (i)	—	—		—	(0.04)
Altek acquisition costs (j)	—	—		—	0.01
Deferred tax asset valuation allowance adjustment (k)	—	—		0.03	(0.10)
Impact of U.S. tax reform on income tax benefit (expense) (l)	—	(0.18)		—	(0.18)
Taxes on above unusual items (m)	(0.03)	—		(0.08)	(0.01)
Adjusted diluted earnings per share from continuing operations, including acquisition amortization expense	$0.06	$0.19	(n)	$0.74	$0.88	(n)
Acquisition amortization expense, net of tax	0.06	0.02		0.16	0.07
Adjusted diluted earnings per share from continuing operations	$0.12	$0.21		$0.90	$0.94	(n)

(a)	Consultant costs at Corporate associated with supporting and executing the Company's growth strategy (Q4 2019 $7.3 million pre-tax; Full year 2019 $25.2 million pre-tax).

(b)
Fair value adjustment to contingent consideration liability related to the acquisition of Altek (Q4 2019 $4.1 million pre-tax; Full year 2019 $8.5 million pre-tax; Q4 2018 $3.4 million pretax; Full year 2018 $2.9 million pre-tax). The Company adjusts Operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for acquisitions because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.

(c)	Fair value adjustment to contingent consideration liability acquired in conjunction with the acquisition of Clean Earth (Q4 and Full year 2019 $0.8 million pre-tax).

(d)	Harsco Clean Earth Segment severance recognized (Q4 2019 $0.6 million pre-tax; Full year 2019 $1.9 million pre-tax).

(e)
Costs at Corporate related to the unused bridge financing commitment and Term Loan B amendment (Full year 2019 $7.4 million pre-tax) and the amendment of the Company's existing Senior Secured Credit Facility in order to reduce the interest rate applicable to the Term Loan Facility (Full year 2018 $1.0 million pre-tax).

(f)	Harsco Environmental Segment provision for doubtful accounts related to a customer in the U.K. entering administration (Full year 2019 $6.2 million pre-tax).

(g)	Costs associated with a productivity improvement initiative in the Harsco Rail Segment (Q4 2019 $0.2 million pre-tax; Full year 2019 $4.8 million pre-tax; Q4 and Full year 2018 $0.6 mill pre-tax).

(h)	Harsco Environmental Segment site exit related (Full year 2019 $2.4 million pre-tax).

(i)	Harsco Environmental Segment adjustment to previously accrued amounts related to the disposal of certain slag material in Latin America (Full year 2018 $3.2 million pre-tax).

(j)	Costs associated with the acquisition of Altek recorded in the Harsco Environmental Segment (Full year 2018 $0.8 million pre-tax) and at Corporate (Full year $0.4 million pre-tax).

(k)
Adjustment of certain existing deferred tax asset valuation allowances as a result of a site exit in a certain jurisdiction in 2019 and the Altek acquisition in 2018 (Full year 2019 $2.8 million; Full year 2018 $8.3 million).

(l)	The Company recorded a benefit as a result of revaluing net deferred tax assets and liabilities as a result of U.S. tax reform (Q4 and Full year 2018 $15.4 million benefit).

(m)
Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(n)	Does not total due to rounding.
The Company’s management believes Adjusted diluted earnings per share from continuing operations, which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (Unaudited)
	Projected Three Months Ending March 31			Projected Twelve Months Ending December 31
	2020			2020
	Low		High	Low	High
Diluted earnings per share from continuing operations	$(0.05)		$(0.01)	$0.63	$0.91
Estimated acquisition amortization expense, net of tax	0.05		0.05	0.21	0.21
Adjusted diluted earnings per share from continuing operations	$0.01	(a)	$0.04	$0.84	$1.12
(a) Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations, which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended December 31, 2019:
Operating income (loss) as reported	$27,430	$8,701	$(3,239)	$(12,981)	$19,911
Corporate strategic costs	—	—	—	7,280	7,280
Harsco Environmental Segment change in fair value to contingent consideration liability	(4,089)	—	—	—	(4,089)
Harsco Clean Earth Segment change in fair value to contingent consideration liability	—	825	—	—	825
Harsco Clean Earth Segment severance costs	—	601	—	—	601
Harsco Rail Segment improvement initiative costs	—	—	185	—	185
Adjusted operating income (loss) including acquisition amortization expense	23,341	10,127	(3,054)	(5,701)	24,713
Acquisition amortization expense	1,850	4,089	84	—	6,023
Adjusted operating income (loss)	$25,191	$14,216	$(2,970)	$(5,701)	$30,736
Revenues as reported	$243,314	$81,883	$74,590		$399,787
Adjusted operating margin (%)	10.4%	17.4%	(4.0)%		7.7%

Three Months Ended December 31, 2018:
Operating income (loss) as reported	$28,461	$—	$7,771	$(8,088)	$28,144
Harsco Environmental Segment change in fair value to contingent consideration liability	(3,351)	—	—	—	(3,351)
Harsco Rail Segment improvement initiative costs	—	—	640	—	640
Adjusted operating income (loss) including acquisition amortization expense	25,110	—	8,411	(8,088)	25,433
Acquisition amortization expense	1,819	—	71	—	1,890
Adjusted operating income (loss)	$26,929	$—	$8,482	$(8,088)	$27,323
Revenues as reported	$262,380	$—	$69,382		$331,762
Adjusted operating margin (%)	10.3%		12.2%		8.2%

The Company’s management believes Adjusted operating income (loss), which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2019:
Operating income (loss) as reported	$112,298	$20,009	$23,708	$(51,736)	$104,279
Corporate strategic costs	—	—	—	25,152	25,152
Harsco Environmental Segment change in fair value to contingent consideration liability	(8,505)	—	—	—	(8,505)
Harsco Environmental Segment provision for doubtful accounts	6,174	—	—	—	6,174
Harsco Rail Segment improvement initiative costs	—	—	4,830	—	4,830
Harsco Environmental Segment site exit related	(2,427)	—	—	—	(2,427)
Harsco Clean Earth Segment severance costs	—	1,855	—	—	1,855
Harsco Clean Earth Segment change in fair value to contingent consideration liability	—	825	—	—	825
Adjusted operating income (loss), including acquisition amortization expense	107,540	22,689	28,538	(26,584)	132,183
Acquisition amortization expense	7,286	7,923	322	—	15,531
Adjusted operating income (loss)	$114,826	$30,612	$28,860	$(26,584)	$147,714
Revenues as reported	$1,034,847	$169,522	$299,373	$—	$1,503,742
Adjusted operating margin (%)	11.1%	18.1%	9.6%		9.8%

Twelve Months Ended December 31, 2018:
Operating income (loss) as reported	$121,195	$—	$37,341	$(27,841)	$130,695
Harsco Environmental adjustment to slag disposal accrual	(3,223)	—	—	—	(3,223)
Harsco Environmental Segment change in fair value to contingent consideration liability	(2,939)	—	—	—	(2,939)
Altek acquisition costs	753	—	—	431	1,184
Harsco Rail Segment improvement initiative costs	—	—	640	—	640
Adjusted operating income (loss), including acquisition amortization expense	115,786	—	37,981	(27,410)	126,357
Acquisition amortization expense	5,553	—	306	—	5,859
Adjusted operating income (loss)	$121,339	$—	$38,287	$(27,410)	$132,216
Revenues as reported	$1,068,304	$—	$279,294	$74	$1,347,672
Adjusted operating margin (%)	11.4%		13.7%		9.8%

The Company’s management believes Adjusted operating income (loss), which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME INCLUDING HARSCO INDUSTRIAL FOR THE SIX MONTHS ENDED JUNE 30, 2019 TO OPERATING INCOME (LOSS) AS REPORTED (Unaudited)
(In thousands)	Consolidated Totals

Twelve Months Ended December 31, 2019:
Operating income as reported	$104,279
Corporate strategic costs	25,152
Harsco Environmental Segment change in fair value to contingent consideration liability	(8,505)
Harsco Environmental Segment provision for doubtful accounts	6,174
Harsco Rail Segment improvement initiative costs	4,830
Harsco Environmental Segment site exit related	(2,427)
Harsco Clean Earth Segment severance costs	1,855
Harsco Clean Earth Segment change in fair value to contingent consideration liability	825
Adjusted operating income including acquisition amortization expense	132,183
Acquisition amortization expense	15,531
Adjusted operating income	147,714
Discontinued operations - Harsco Industrial before acquisition amortization expense for the six months ended June 30, 2019	39,394
Adjusted operating income including Harsco Industrial for the six months ended June 30, 2019	$187,108
Revenues as reported	$1,503,742
Revenues in Harsco Industrial for the six months ended June 30, 2019	234,182
Revenues including Harsco Industrial for the six months ended June 30, 2019	$1,737,924
Adjusted operating margin (%) including Harsco Industrial for the six months ended June 30, 2019	10.8%

The Company’s management believes Adjusted operating income (loss) including Harsco Industrial for the six months ended June 30, 2019, which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW BEFORE GROWTH CAPITAL EXPENDITURES TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2019	2018	2019	2018
Net cash provided (used) by operating activities	$(50,192)	$97,008	$(163)	$192,022
Less capital expenditures	(37,902)	(40,866)	(184,973)	(132,168)
Less expenditures for intangible assets	(65)	—	(1,311)	—
Plus capital expenditures for strategic ventures (a)	1,073	623	5,904	1,595
Plus total proceeds from sales of assets (b)	9,462	2,791	17,022	11,887
Plus transaction-related expenditures (c)	2,559	—	28,939	—
Plus taxes paid on sale of business	102,940	—	102,940	—
Free cash flow	27,875	59,556	(31,642)	73,336
Add growth capital expenditures	12,677	11,638	68,867	30,655
Free cash flow before growth capital expenditures	$40,552	$71,194	$37,225	$103,991

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Environmental Segment.

(c)	Expenditures directly related to the Company's acquisition and divestiture transactions.

The Company's management believes that Free cash flow before growth capital expenditures, which is a non-GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures for planning and performance evaluation purposes. The Company’s management also believes that free cash flow before growth capital expenditures, which is a non-GAAP financial measure, is meaningful to investors because management uses this as a key factor in the deployment of capital for strategic planning purposes. It is important to note that free cash flow and free cash flow before growth capital expenditures do not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from these measures. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF CASH FLOW BEFORE GROWTH CAPITAL EXPENDITURES TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2020
(In millions)	Low	High
Net cash provided by operating activities	$180	$220
Less capital expenditures	(176)	(184)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	6	4
Free cash flow	10	40
Add growth capital expenditures	70	70
Free cash flow before growth capital expenditures	$80	$110

The Company's management believes that Free cash flow before growth capital expenditures, which is a non-GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures for planning and performance evaluation purposes. The Company’s management also believes that free cash flow before growth capital expenditures, which is a non-GAAP financial measure, is meaningful to investors because management uses this as a key factor in the deployment of capital for strategic planning purposes. It is important to note that free cash flow and free cash flow before growth capital expenditures do not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from these measures. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF PROJECTED ADJUSTED EARNINGS BEFORE INTEREST, INCOME TAXES, AND DEPRECIATION AND AMORTIZATION TO PROJECTED INCOME FROM CONTINUING OPERATIONS(Unaudited)
	Projected Three Months Ending March 31		Projected Twelve Months Ending December 31
	2020		2020
(In millions)	Low	High	Low	High
Income from continuing operations	$(3)	$—	$58	$81

Add back:
Income tax expense	(1)	—	23	32
Net interest	12	13	51	49
Defined benefit pension income	(2)	(2)	(8)	(8)
Depreciation and amortization	37	37	156	156

ADJUSTED EBITDA	$43	$48	$280	$310

Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA consists of income from continuing operations adjusted to add back, income tax expense, net interest, defined benefit pension income and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as substitutes for net income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED EARNINGS BEFORE INTEREST, INCOME TAXES, AND DEPRECIATION AND AMORTIZATION INCLUDING HARSCO CLEAN EARTH FOR THE SIX MONTHS ENDED JUNE 30, 2019 TO INCOME FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)

Twelve Months Ended December 31
(In thousands)	2019
Income from continuing operations	$36,530

Add back:
Equity in income of unconsolidated entities, net	(273)
Income tax expense	20,214
Defined benefit pension expense	5,493
Unused debt commitment and amendment fees	7,704
Interest expense	36,586
Interest income	(1,975)
Depreciation and amortization	132,594

Unusual items:
Corporate strategic costs	25,152
Harsco Environmental Segment change in fair value to contingent consideration liability	(8,505)
Harsco Environmental Segment provision for doubtful accounts	6,174
Harsco Rail Segment improvement initiative costs	4,830
Harsco Environmental Segment site exit related	(2,427)
Harsco Clean Earth Segment severance costs	1,855
Harsco Clean Earth Segment change in fair value to contingent consideration liability	825
Adjusted EBITDA	264,777
Harsco Clean Earth for the six months ended June 30, 2019	18,300
Adjusted EBITDA including Harsco Clean Earth for the six months ended June 30, 2019	$283,077

Adjusted EBITDA and Adjusted EBITDA including Harsco Clean Earth for the six months ended June 30, 2019 are non-GAAP financial measures. Adjusted EBITDA consists of income from continuing operations adjusted to add back, income tax expense, net interest, defined benefit pension income and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Adjusted EBITDA including Harsco Clean Earth for the six months ended June 30, 2019 consists of Adjusted EBITDA and Clean Earth’s Adjusted EBITDA for the first six months of 2019. The Company‘s management believes Adjusted EBITDA and Adjusted EBITDA including Harsco Clean Earth for the six months ended June 30, 2019 are meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance, and including Clean Earth’s Adjusted EBITDA for the first six months of the year provides investors a view of the business on a full-year basis. However, these measures should be considered in addition to, rather than as substitutes for net income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.